Exhibit 99.1

TETRA TECHNOLOGIES, INC. TO PRESENT AT

THE H.C. WAINWRIGHT & CO

22ND ANNUAL GLOBAL INVESTMENT CONFERENCE

THE WOODLANDS, Texas, September 14, 2020 / PR Newswire / - TETRA Technologies, Inc. (“TETRA” or the “Company”) (NYSE:TTI), announced that management will present at the H. C. Wainwright & Co., 22nd Annual Global Investment Conference on September 16, 2020.

Brady Murphy, President and Chief Executive Officer, and Elijio Serrano, Senior Vice-President and Chief Financial Officer, are scheduled to present on Wednesday, September 16th at 3:00 P.M. Eastern Time (2:00 P.M. Central Time).  The accompanying slides will be posted in the investor relations section of the TETRA website prior to the presentation.

Investor Contact

For further information: Elijio Serrano, CFO, TETRA Technologies, Inc., The Woodlands, Texas, Phone: 281.367.1983, www.tetratec.com

Company Overview

TETRA Technologies, Inc. is a geographically diversified oil and gas services company, focused on completion fluids and associated products and services, water management, frac flowback, production well testing, and compression services and equipment.  TETRA owns an equity interest, including all of the general partner interest, in CSI Compressco LP (NASDAQ:CCLP), a master limited partnership.